                     PLEASE READ THIS CERTIFICATE CAREFULLY

Annuity benefit payments and other values provided by this Certificate, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

VALUES REMOVED FROM A GUARANTEE PERIOD ACCOUNT PRIOR TO THE END OF ITS GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT THAT MAY INCREASE OR DECREASE THE VALUES. A NEGATIVE MARKET VALUE ADJUSTMENT WILL NEVER BE APPLIED TO THE DEATH BENEFIT. A POSITIVE MARKET VALUE ADJUSTMENT, IF APPLICABLE, WILL BE ADDED TO THE DEATH BENEFIT WHEN THE BENEFIT PAID IS THE CERTIFICATE'S ACCUMULATED VALUE. PLEASE REFER TO THE MARKET VALUE ADJUSTMENT SECTION FOR ADDITIONAL INFORMATION.

                          RIGHT TO EXAMINE CERTIFICATE

The Owner may cancel this Certificate by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of the Market Value Adjustment, plus any fees or other charges imposed. If, however, the Certificate is issued as an Individual Retirement Annuity (IRA), the Company will refund gross payments.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office:               Worcester, Massachusetts
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653


This Certificate is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this Certificate is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.

    /s/  JOHN F. O'BRIEN                               /s/ CHARLES F. CRONIN

         President                                            Secretary



              Flexible Payment Deferred Fixed and Variable Annuity Annuity Benefit Payments Payable on the Annuity Date

    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

Form A3036.NY-01GRC                   1                                  NYACS1

                                TABLE OF CONTENTS

SPECIFICATIONS..........................................................................................      3

DEFINITIONS.............................................................................................      9

OWNER, ANNUITANT AND BENEFICIARY........................................................................     12

THE ACCUMULATION PHASE

         PAYMENTS.......................................................................................     14

         VALUES.........................................................................................     14

         TRANSFER.......................................................................................     16

         WITHDRAWAL AND SURRENDER.......................................................................     17

         DEATH BENEFIT..................................................................................     21

THE PAYOUT PHASE

         ANNUITY BENEFIT................................................................................     23

         TRANSFER.......................................................................................     25

         WITHDRAWAL.....................................................................................     26

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS......................................................     27

         DEATH OF THE ANNUITANT.........................................................................     27

         ANNUITY BENEFIT PAYMENT OPTIONS................................................................     28

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS......................................................     28

         ANNUITY OPTION RATE TABLES.....................................................................     28

GENERAL PROVISIONS......................................................................................     32

Form A3036.NY-01GRC                   2                                  NYACS1

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Certificate Type:          Non-Qualified    Certificate Number:                 xx00000000
Issue Date:                01/01/2002       Annuity Date:                       01/01/2035

Owner:                     John Doe         Owner Date of Birth:                01/01/1950
Joint Owner:               Jack Doe         Joint Owner Date of Birth:          01/01/1950

Annuitant:                 John Doe         Annuitant Date of Birth             01/01/1950
Joint Annuitant:           Jack Doe         Joint Annuitant Date of Birth       01/01/1950

Annuitant Sex:             Male             Beneficiary(ies):
Joint Annuitant Sex:       Male             Primary:                     Surviving Joint Owner, if any
                                            1st Contingent:                     Mary Doe
                                            2nd Contingent:                     Jack Doe

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  3%               Amount:                             $50.00

Guarantee Period Account                    Guarantee Period Account

Minimum Interest Rate:     3%               Minimum Allocation Amount:          $1,000.00

Minimum Withdrawal                          Maximum Alternative Annuity
Amount:                    $100.00          Date:                               01/01/2040

Minimum Annuity Benefit
Payment:                   $20.00

Mortality and Expense Risk Charge: 1.30% on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge: .20% on an annual basis of the daily value of the Sub-Account assets.

Certificate Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.

Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]

Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable Sub-Account(s) is 4.50% (if a 3% AIR is chosen) or 6.50% (if a 5% AIR is chosen).

Form A8036AA.NY-01GRC                 3                                  NYACS2

                        (TO BE ISSUED ON THE ISSUE DATE)

Owner:                              John Doe         Certificate Number: zz00000000

Joint Owner:                        Jack Doe

Initial Payment:                    $75,000.00

Payment Allocation:                 The Initial Payment is allocated in the following manner:

         VARIABLE SUB-ACCOUNTS:
         ----------------------
         [Delaware International Equity              Invesco Health Sci
         Fidelity VIP Overseas                       Janus Aspen Growth
         Pioneer Emerging Markets                    Scudder Technology Growth Portfolio
         Select Emerging Markets                     Select Growth
         Select International Equity                 SVS Dremen Financial Services Portfolio
         T. Rowe Price Int'l Stock                   Alliance Gro & Inc
         AIM Aggr Growth                             Allmerica Equity Index
         Franklin Small Cap Fund                     Fidelity VIP Eqty-Income
         Select Aggressive Growth                    Fidelity VIP II Contrafund Portfolio
         Select Capital Appreciation                 Janus Growth & Inc
         Select Strategic Growth                     Pioneer Real Estate
         Select Value Opportunity                    Select Growth & Income
         AIM V.I. Blue Chip Fund                     Fidelity VIP II Asset Mgr
         AIM V.I. Value                              Allmerica Government Bond
         Alliance Premier Growth                     Eaton Vance VT Floating-Rate Income Fund
         Core Equity Fund                            Fideltiy VIP High Income
         DGPF Growth Opportunities                   Select Inv Grade Inc
         Fidelity VIP Growth                         Select Strategic Income Fund
         Fidelity Growth Opps                        Allmerica Money Market]
         Franklin Natural Res

         FIXED ACCOUNT:
         --------------

         Initial Interest Rate (applies only to Initial Payments)               [5.0%]


Form A8036AA.NY-01GRC                 4                                  NYACS2

                        (TO BE ISSUED ON THE ISSUE DATE)

Owner:                     John Doe                  Certificate Number:        zz00000000

Joint Owner:               Jack Doe

         GUARANTEE PERIOD ACCOUNTS:

         GUARANTEE PERIOD                   INTEREST RATE              EXPIRATION DATE

         [2 years                                    [3.50%                     [1/01/2004
         3 years                                      3.85%                     1/01/2005
         4 years                                      4.00%                     1/01/2006
         5 years                                      4.60%                     1/01/2007
         6 years                                      4.90%                     1/01/2008
         7 years                                      5.05%                     1/01/2009
         8 years                                      5.30%                     1/01/2010
         9 years                                      5.45%                     1/01/2011
         10 years]                                    5.65%]                    1/01/2012]


--------------
   100%                    TOTAL OF ALL ACCOUNTS


Form A8036AA.NY-01GRC                 5                                  NYACS2

                        (TO BE ISSUED ON THE ISSUE DATE)

Owner:                     John Doe                  Certificate Number: zz00000000

Joint Owner:               Jack Doe

RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:

         EDB Charge:

         For amounts allocated to the variable Sub-Accounts: .15% on an annual basis of the daily value of the Sub-Account Assets.

         The EDB charge only applies during the Accumulation Phase.]



Form A8036AA.NY-01GRC                 6                                  NYACS2

                       THIS PAGE INTENTIONALLY LEFT BLANK








Form A8036AA.NY-01GRC                 7                                  NYACS2

                       THIS PAGE INTENTIONALLY LEFT BLANK








Form A8036AA.NY-01GRC                 8                                  NYACS2

                                   DEFINITIONS

Accumulated Value              The aggregate value of all accounts in this
                               Certificate before the Annuity Date. As long as the Accumulated Value is greater than zero, the Certificate will stay in effect.

Accumulation Unit              A measure used to calculate the value of a
                               Sub-Account before annuity benefit payments begin.

Annuitant                      On and after the Annuity Date, the person upon
                               whose continuation of life annuity benefit payments involving life contingency depend. Joint
                               Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                   The date annuity benefit payments begin. The
                               Annuity Date is shown on the Specification page.
                               The Annuity Date is based on the age of the oldest Owner. If there is a non-natural Owner, the Annuity Date is based upon the age of the oldest Annuitant. The Annuity Date can be changed to the maximum alternative Annuity Date (see
                               Specifications page), or age 90 if later.

Annuity Unit                   A measure used to calculate annuity benefit
                               payments under a variable annuity option.

Beneficiary                    The person, persons or entity entitled to the
                               Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Certificate                    The Certificate is issued under the Group
                               Annuity Contract No. A3036.NY-01GRP by the
                               Company.

Certificate Year               A one-year period based on the issue date or an
                               anniversary thereof.

Company                        First Allmerica Financial Life Insurance Company.

Effective Valuation Date       The Valuation Date on or immediately following
                               the day a payment, request for transfer, withdrawal, surrender, or Proof of Death is received at the Principal Office.

Fixed Account                  The part of the Company's General Account to
                               which all or a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                All assets of the Company that are not allocated
                               to a Separate Account.

Group Annuity Contract         The Company's Group Annuity Contract No.
                               A3036.NY-01GRP, issued to [Trust X].

Guarantee Period               The number of years that a Guaranteed Interest
                               Rate may be credited to a Guarantee Period
                               Account. The Guarantee Period may range from two to ten years.

Guarantee Period Account       An account which corresponds to a Guaranteed
                               Interest Rate for a specified Guarantee
                               Period and is supported by assets in a
                               Separate Account. The Owner may only invest in a Guarantee Period Account prior to the Annuity
                               Date.

Form A3036.NY-01GRC                   9                                  NYACS1

Guaranteed Interest Rate       The annual effective rate of interest, after
                               daily compounding, credited to a Guarantee
                               Period Account.

Market Value Adjustment        A positive or negative adjustment to earnings
                               in a Guarantee Period Account assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Participant (Owner)            A client of a Broker-Dealer participating in
                               [Trust X] and the person or entity entitled to exercise the rights and privileges of ownership under this Certificate (hereinafter referred to as the Owner). Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Proof of Death                 The date on which both the death certificate and
                               all necessary claim paperwork have been received at the Principal Office.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Qualified Certificate          For purposes of this Certificate only, a
                               Certificate that is purchased in connection with a retirement plan which meets the requirements of Sections 401, 403, 408 and 408A of the Internal Revenue Code.

Separate Account               A segregated account established by the Company.
                               The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct. The amount of assets held in the Separate Account will have a value at least equal to the Accumulated Value of the Certificates that apply to the Separate Account and the liabilities that vary with the experience of the Separate Account for those Certificates.

State                          The state or jurisdiction in which the
                               Certificate is delivered.

Sub-Account                    A Variable Account subdivision that invests
                               exclusively in shares of a corresponding Fund.

Surrender Value                The amount payable to the Owner on full
                               surrender equal to the Accumulated Value after application of any Market Value Adjustment and Certificate Fee.

Survivor Annuity Benefit       The number of Annuity Units (under a variable
Percentage                     joint life annuitization option) or the dollar
                               value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units or dollars paid when both individuals are living, The Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds
                               Survivor Option, the Survivor Annuity Benefit
                               Percentage is 66 2/3%. This percentage is only applicable after the death of the first
                               Annuitant.

Form A3036.NY-01GRC                   10                                 NYACS1

Valuation Date                 A day the values of all units are
                               determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period               The interval between two consecutive Valuation
                               Dates.

Variable Account               The Company's Separate Account, consisting of
                               Sub-Accounts that invest in the underlying Funds.












Form A3036.NY-01GRC                   11                                 NYACS1

                        OWNER, ANNUITANT AND BENEFICIARY

Participant (Owner)            When the Certificate is issued, the Owner
                               will be as shown on the Specifications page. The
                               Owner may be changed in accordance with the terms of this Certificate. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid and the Certificate will no longer continue.
                               The Maximum Alternative Annuity Date is based upon the age of the Owner.

                               The Owner may exercise all rights and options granted in this Certificate or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                     Prior to the Annuity Date and prior to the death
                               of an Owner, the Owner may be changed at any time. Only the Owner may assign this Certificate.
                               An absolute assignment will transfer ownership to the assignee. This Certificate may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for Certificates issued under provisions of the Internal Revenue Code.

                               An assignment will take place only when the Company has actually received a written Request at the Principal Office. The Company will not be deemed to know of the assignment until it has received the Request. When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                               The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                      When the Certificate is issued, the Annuitant
                               will be as shown on the Specifications page.  The
                               Annuitant may be changed in accordance with the terms of this Certificate. Prior to the Annuity
                               Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new
                               Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person. If an annuitant is also an Owner and dies, then the Owner death benefit will apply.

                               A change of Annuitant will take place only when the Company has actually received a Request indicating the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until it has received the Request. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received.

Beneficiary                    The Beneficiary is as named on the Specifications
                               page unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity
                               Date and before the death of the Annuitant. An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

Form A3036.NY-01GRC                   12                                 NYACS1

                               A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                               All benefits payable to the Beneficiary under this Certificate will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g., 1st Contingent Beneficiary, see Specifications page), the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary not withstanding that the designated Beneficiary may be different.

                               The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds         To the extent allowed by law, this Certificate
                               and any payments made under it will be exempt from the claims of creditors.













Form A3036.NY-01GRC                   13                                 NYACS1

                             THE ACCUMULATION PHASE

                               PAYMENTS

Payments Each Payment is equal to the gross payment made to the Certificate.

Initial Payment                The Initial Payment is shown on the
                               Specifications page.

Additional Payments            Prior to the Annuity Date and before the
                               death of an Owner, the Owner may make additional
                               Payments of at least the Minimum Additional
                               Payment Amount (see Specifications page). Total
                               Payments made may not exceed $5,000,000 without the Company's consent.

Payment Allocations            For Individual Retirement Annuities (IRAs), the
                               Initial Payment and any subsequent Payment made during the Certificate's first fifteen days, allocated to the Sub-Accounts, will be allocated to the money market Sub-Account. After the first fifteen days, such amounts will be allocated in accordance with the Payment Allocation, shown on the Specifications page. New Payments made after the first fifteen days will be allocated in accordance with the Payment Allocation shown on the Specifications Page unless allocation instructions accompany the Payment or the Payment
                               Allocation is changed by the Owner.

                               For all other Certificates, the Initial Payment will be allocated in accordance with the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                               The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the money market Sub-Account.

                               VALUES

Value of the Variable          The value of a Sub-Account on a Valuation Date is
Account                        determined by multiplying the Accumulation Units
                               in that Sub-Account by the Accumulation Unit
                               Value as of the Valuation Date.

                               Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit              The value of a Sub-Account Accumulation Unit as
Values                         of any Valuation Date is determined by
                               multiplying the value of an Accumulation Unit for the preceding Valuation Date by the Net
                               Investment Factor for that Valuation Period.

Net Investment Factor          The Net Investment Factor measures the investment
                               performance of a Sub-Account from one Valuation
                               Period to the next. This factor is equal to
                               1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

Form A3036.NY-01GRC                   14                                 NYACS1

                                   (a)      is the investment income of a
                                            Sub-Account for the Valuation
                                            Period, including realized or
                                            unrealized capital gains and
                                            losses during the Valuation
                                            Period, adjusted for provisions
                                            made for taxes, if any;

                                   (b)      is the value of that Sub-Account's
                                            assets at the beginning of the
                                            Valuation Period;

                                   (c)      is the Mortality and Expense Risk
                                            Charge applicable to the current
                                            Valuation Period plus any applicable
                                            Rider charges (see Specifications
                                            page); and

                                   (d)      is the Administrative Charge
                                            applicable to the current Valuation
                                            Period (see Specifications page).

                               The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the Certificate. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed             Amounts allocated to the Fixed Account receive
Account                        interest at rates periodically set by the
                               Company. The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed
                               Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account Guaranteed Interest
                               Rate (see Specifications page).

                               The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State of New York.

Value of the Guarantee         A Guarantee Period Account will be established on
Period Accounts                the date a net Payment or transfer is allocated
                               to a specific Guarantee Period. Amounts allocated to the same Guarantee Period Account on the same day will be treated as one Guarantee
                               Period Account. The interest rate in effect when an amount is allocated to a Guarantee Period
                               Account is guaranteed for the duration of the Guarantee Period. Additional amounts allocated to Guarantee Periods of the same or different durations will result in additional Guarantee
                               Period Accounts, each with its own Guaranteed
                               Interest Rate and expiration date. Expiration dates for Guarantee Period Accounts will be shown on the payment confirmations and on annual reports to the Owner.

                               The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest            The Company will periodically set Guaranteed
Rates                          Interest Rates for each available Guarantee
                               Period. These rates will be guaranteed for the duration of the respective Guarantee Periods.
                               A Guaranteed Interest Rate will never be less than the Guarantee Period Account Minimum
                               Interest Rate (see Specifications page).

Form A3036.NY-01GRC                   15                                 NYACS1

Renewal Guarantee              At least 15 days (but not more than 45 days)
Periods                        prior to the end of a Guarantee Period, the
                               Company will notify the Owner in writing of the expiration of that Guarantee Period and of the right to reallocate and/or withdraw amounts without any Market Value Adjustment during the 30 day period following the expiration date.
                               Following receipt of the Guarantee Period Account expiration notice, the Owner may submit a written
                               Request to withdraw the monies in the account and/or to transfer amounts to the Sub-Accounts, the Fixed Account and/or to a new Guarantee
                               Period Account of any duration then offered by the Company. Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous
                               Guaranteed Interest Rate.  The Owner's
                               reallocation is to be the date following the Guarantee Period Account's expiration date. If the Owner's reallocation/withdrawal request is not received at the Principal Office by the expiration date of a Guarantee Period Account, then the day following the expiration date of the Guarantee Period Account, the value will be automatically applied to a new Guarantee Period
                               Account with the same duration as the expired
                               Guarantee Period Account unless:

                                   (a)      the Guarantee Period Account value
                                            is less than the Guarantee Period
                                            Account Minimum Allocation Amount
                                            (see Specifications page) on its
                                            expiration date; or

                                   (b)      the Guarantee Period would extend
                                            beyond the Annuity Date or is no
                                            longer available.

                               In such cases, the Guarantee Period Account value will be transferred to the money market Sub-Account. If, however, a reallocation/withdrawal request for the prior Guarantee Period Account is received within 10 days of the renewal date, the Company will transfer and/or withdraw the payment as requested without applying a Market Value Adjustment.

Certificate Fee                Prior to the Annuity Date, on each Certificate
                               Anniversary and when the Certificate is
                               surrendered, the Company will deduct a
                               Certificate Fee (see Specifications page) Pro
                               Rata.

                               TRANSFER

                               Prior to the Annuity Date, by Request, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the money market Sub-Account.

                               Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                               There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                               The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

Form A3036.NY-01GRC                   16                                 NYACS1

Automatic Transfers            Prior to the Annuity Date, by Request,
                               the Owner may elect automatic transfers (Dollar
                               Cost Averaging) of at least $100 on a periodic basis to one or more Sub-Accounts from one of the following source accounts: (1) the Fixed Account;
                               (2) the money market Sub-Account; or (3) any additional Sub-Accounts that the Company may offer under its then current rules. Automatic transfers may not be made into the Fixed Account or into a Sub-Account that is to be used as the source account.

                               Automatic transfers may be made on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The first automatic transfer and any subsequent transfers out of the source account in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfers and to discontinue the arrangement upon advance written notice to the Owner.) If an automatic transfer would reduce the balance in the source account to less than the automatic transfer amount elected, the entire balance will be transferred proportionately to the chosen Sub-Account(s). Automatic transfers will continue unless the amount in the source account on the date an Automatic transfer is to occur is zero or until the Owner's Request is received at the Principal Office.

Automatic Rebalancing          Prior to the Annuity Date, by Request, the Owner
                               may elect automatic rebalancing (Automatic
                               Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually.
                               The Owner will designate the percentage
                               allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various
                               Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many
                               Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement upon advance written notice to the Owner).

                               WITHDRAWAL AND SURRENDER

                               Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the Certificate for its Surrender Value.

                               Any withdrawal must be at least the Minimum
                               Withdrawal Amount (see Specifications page). The Request must indicate the dollar amount to be withdrawn and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                               When surrendered, this Certificate terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

Form A3036.NY-01GRC                   17                                 NYACS1

                               Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                               Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

Systematic Withdrawal          Prior to the Annuity Date, by Request, the Owner
                               may elect an automatic schedule of withdrawals
                               (Systematic Withdrawals) from amounts in the Sub-Account(s) and/or the Fixed Account on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The amount of each automatic withdrawal must meet the minimum withdrawal requirements discussed in the paragraph above.
                               The Owner must designate by written Request the specific dollar amount of each withdrawal and the percentage of this amount which should be taken from each designated Sub-Account and/or the Fixed Account, or the Owner may elect to withdraw a specific percentage of the Accumulated
                               Value calculated as of the withdrawal dates and may designate the percentage of this amount which should be taken from each account.

                               Systematic Withdrawals will automatically cease on the Annuity Date. The Owner may change or terminate Systematic Withdrawals by Request to the Principal Office only.

Market Value Adjustment        A transfer, withdrawal or surrender from a
                               Guarantee Period Account after the expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A Market Value
                               Adjustment will apply to all other transfers, withdrawals, or surrenders from a Guarantee
                               Period Account. Amounts in a Guarantee Period
                               Account that are applied under an Annuity
                               Option are treated as withdrawals and a Market
                               Value Adjustment may apply. The Market Value
                               Adjustment will be determined by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee Period Account is equal to:

                                                                       n/365
                                                    [(1 + i) / (1 + j)]      - 1

                               where:

                                          i - is the Guaranteed Interest Rate
                                          expressed as a decimal (for example:
                                          3% = 0.03) being credited to the
                                          current Guarantee Period;

                                          j - is the new Guaranteed Interest
                                          Rate, expressed as a decimal, for a
                                          Guarantee Period with a duration equal
                                          to the number of years remaining in
                                          the current Guarantee Period, rounded
                                          to the next nearest number of whole
                                          years. If this rate is not available,
                                          then the Company will employ a method
                                          based on the U.S. Industrial BBB Bond
                                          Indices published in

Form A3036.NY-01GRC                   18                                 NYACS1

                                          Standard and Poor's Credit Week. These
                                          indices are contained in a table
                                          titled "Treasury and Corporate Bond
                                          Yields". j will be equal to the index
                                          (at the time of the deposit into the
                                          Guarantee Period Account) at the
                                          Guarantee Period Account duration less
                                          2.55%. j will be equal to the index
                                          (at the time of the calculation of the
                                          Market Value Adjustment) at a duration
                                          equal to the number of years remaining
                                          in the initial guarantee period,
                                          rounded to the nearest number of whole
                                          years less 2.55%. If a duration is not
                                          available in the table, an index will
                                          be calculated by linearly
                                          interpolating between the next highest
                                          and next lowest index in the table.

                                          n - is the number of days remaining
                                          from the Effective Valuation Date to
                                          the end of the current Guarantee
                                          Period.

                               If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value (negative Market Value Adjustment). Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value (positive Market Value Adjustment). A positive or negative Market Value Adjustment will never result in a change to the Guarantee Period Account Value more than the interest earned in excess of the Minimum Guarantee Period Account Interest Rate (see Specifications page) compounded daily from the beginning of the current Guarantee Period Account.

                               This calculation creates a ceiling (capped) and a floor (uncapped) that limits the impact a Market Value Adjustment will have when money is withdrawn, transferred or surrendered prior to the expiration of the Guarantee Period. Examples of this are as follows:

                                                                             n/365
                                    The market value factor is: [(1+i)/(1+j)]      - 1

                                    The following examples assume:

                               -    A payment of $50,000 was allocated to a
                                    ten-year Guarantee Period Account with a Guaranteed Interest Rate of 8%;

                               - the date of surrender is seven years (2,555 days) from the expiration date;

                               - the value of the Guarantee Period Account is equal to $62,985.60 at the end of three years;

                               - no transfers or withdrawals affecting this Guarantee Period Account have been made and o the Guarantee Period Account Minimum Interest Rate is 3%.

Form A3036.NY-01GRC                   19                                 NYACS1

                               NEGATIVE MARKET VALUE ADJUSTMENT (UNCAPPED):
                               --------------------------------------------
                               Assume that on the date of surrender, the current rate (j) is 10.00% or 0.10

                                                n/365
The market value factor        =   [(1+i)/(1+j)]      - 1
                                                    2555/365
                               =   [(1+.08)/(1+.10)]         - 1
                                           7
                               =   (.98182)  - 1
                               =   -.12054
The market value adjustment    =   the market value factor multiplied by the
                                   withdrawal
                               =   -.12054  x $62,985.60
                               =   -$7,592.11

                               POSITIVE MARKET VALUE ADJUSTMENT (UNCAPPED):
                               --------------------------------------------
                               Assume that on the date of surrender, the current rate (j) is 7.00% or 0.07

                                                n/365
The market value factor        =   [(1+i)/(1+j)]      - 1
                                                   2555/365
                               =   [(1+.08)/(1+.07)         - 1
                                            7
                               =   (1.00935)  - 1
                               =   .06728
The market value adjustment    =   the market value factor multiplied by the
                                   withdrawal
                               =   .06728 x $62,985.60
                               =   $4,237.90

                               NEGATIVE MARKET VALUE ADJUSTMENT (CAPPED):
                               ------------------------------------------
                               Assume that on the date of surrender, the current rate (j) is 11.00% or 0.11

                                               n/365
The market value factor        =   (1+i)/(1+j)]      - 1
                                                   2555/365
                               =   [(1+.08)/(1+.11)         - 1
                                           7
                               =   (.97297)  - 1
                               =   -.17454
The market value adjustment    =   Maximum of the market value factor multiplied
                                   by the withdrawal or the negative of the
                                   excess interest earned over 3%
                               =   Maximum (-.17454 x $62,985.60 or - $50,000 x
                                                   3
                                   [(1.08)3 -(1.03) ]
                               =   Maximum (- $10,992.38 or -$8,349.25)
                               =   -$8,349.25

                               POSITIVE MARKET VALUE ADJUSTMENT (CAPPED):
                               ------------------------------------------
                               Assume that on the date of surrender, the current rate (j) is 5.00% or 0.05

                                                n/365
The market value factor        =   [(1+i)/(1+j)]      - 1
                                                   2555/365
                               =   [(1+.08)/(1+.05)         - 1
                                            7
                               =   (1.02857)  - 1
                               =   .21798
The market value adjustment    =   Minimum of the market value factor multiplied
                                   by the withdrawal or the excess interest
                                   earned over 3%
                               =   Minimum of (.21978 x $62,985.60 or $8,349.25)
                               =   Minimum of ($13,729.78 or $8,349.25)
                                   $8,349.25

Form A3036.NY-01GRC                   20                                 NYACS1

                               DEATH BENEFIT

                               At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                  The Death Benefit will be the greater of:

                                      (a)  the Accumulated Value on the
                                           Effective Valuation Date, increased
                                           by any positive Market Value
                                           Adjustment; or

                                      (b)   the sum of the gross payments made
                                            under this Certificate prior to the
                                            date of death, proportionately
                                            reduced to reflect all partial
                                            withdrawals.

                                            For each withdrawal, the
                                            proportionate reduction is
                                            calculated by multiplying the Death
                                            Benefit under (b), immediately prior
                                            to the withdrawal, by the following:

                                               Amount of the withdrawal
                                            -----------------------------
                                            Accumulated Value immediately
                                               prior to the withdrawal

                               For example assume:

                               -  the amount of the withdrawal is $5,000
                               - the Accumulated Value immediately prior to the withdrawal is $100,000
                               - the death benefit under (b) above, before the withdrawal deduction, is $110,000.

                                 Amount of the withdrawal         $5,000
                               ----------------------------      --------
                               Accumulated Value immediately  =  $100,000  =  5%
                                 prior to the withdrawal

                               Therefore, the death benefit under (b) above, after the withdrawal deduction, is reduced by 5%. Thus, it would be equal to $110,000 times .05 = $104,500.

Payment of the                 Unless the Owner has specified otherwise, the
Death Benefit                  Death Benefit will be paid to the Beneficiary
                               within 7 days of the Effective Valuation Date.
                               Alternatively, the Beneficiary may, by a Request in writing, elect to:

                                   (a) defer distribution of the Death Benefit
                                       for a period no more than 5 years from
                                       the date of death; or

                                   (b) receive distributions over his/her
                                       life expectancy (or over a period not
                                       extending beyond such life expectancy).
                                       Distributions must begin within one year from the date of death.

                               If distribution of the Death Benefit is deferred under (a) or (b), any value in the Guarantee Period Accounts will be transferred to the money market Sub-Account. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

Form A3036.NY-01GRC                   21                                 NYACS1

                               If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the Certificate and become the new Owner and Annuitant subject to the following:

                                   (a) any value in the Guarantee Period
                                       Accounts will be transferred to the money market Sub-Account;

                                   (b) the excess, if any, of the Death Benefit
                                       over the Certificate's Accumulated Value will also be transferred to the money market Sub-Account;

                                   (c) additional Payments may be made; and

                                   (d) any subsequent spouse of the new Owner,
                                       if named as the Beneficiary, may not
                                       continue the Certificate.









Form A3036.NY-01GRC                   22                                 NYACS1

                                THE PAYOUT PHASE

                               ANNUITY BENEFIT

Annuity Options                Annuity Options are available on a fixed,
                               variable or combination fixed and variable basis.
                               The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Payments Guaranteed for Ten Years option.

                               Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be available.

Selection of Annuity           The Owner must select an Annuity Benefit Payment
Benefit Payments               Option.  Annuity benefit payments will be paid
                               monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit
                               Payment (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive. The annuity benefit payments provided under this Certificate are not less than those required by the State.

Annuity Benefit                In the case of a variable annuity option, the
Payment Change                 Owner must select an Annuity Benefit Payment
Frequency                      Change Frequency. This is the frequency of change
                               in the dollar value of the variable portion of the annuity benefit payments. For example, if an annual Annuity Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment             In the case of a variable annuity option, the
Return                         Owner must select an Assumed Investment Return
                               ("AIR"), from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account (as measured by the Net Investment
                               Factor) will be constant. If the actual performance of any selected Sub-Account (as measured by the Net Investment Factor) is greater than the AIR, the annuity benefit payment will increase. If the actual performance of any selected Sub-Account (as measured by the Net
                               Investment Factor) is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision           The Owner may reverse the decision to annuitize
To Annuitize                   by a Request in writing within 90 days after the
                               Annuity Date. Upon receipt of such notice, the Company will place the Certificate back to the Accumulation Phase subject to the following:

                                   (a) The funds applied under a variable
                                       annuity option during this period will
                                       be treated as if they had been
                                       invested in the Accumulation Phase of
                                       the Certificate, with the same
                                       allocations that were in effect since
                                       the Annuity Date.

Form A3036.NY-01GRC                   23                                 NYACS1

                                   (b) The funds applied under a fixed
                                       annuity option during this period will
                                       be treated as if they had been
                                       invested in the Accumulation Phase of
                                       the Certificate in the Fixed Account,
                                       since the Annuity Date.

                                   (c) Any annuity benefit payment paid or
                                       withdrawal taken during this period
                                       will be treated as a withdrawal of the
                                       Surrender Value as of the date of the
                                       payment or withdrawal. Fixed annuity
                                       benefit payments will be treated as
                                       withdrawals from the Fixed Account.
                                       Variable annuity benefit payments will
                                       be treated as withdrawals from the
                                       variable Sub-Accounts.

                                   (d) If the Company learns of the Owner's
                                       decision to reverse after the Maximum
                                       Alternate Annuity Date (see
                                       Specifications page). The Owner must
                                       immediately select another Annuity
                                       Benefit Payment Option.

Annuity Value                  The Annuity Value will be the Accumulated
                               Value, after application of any Market Value
                               Adjustment, less any applicable premium tax. The
                               Annuity Value applied under a variable Annuity
                               Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                               The amount of the first annuity benefit payment under all available options, except the payments guaranteed for a specified number of years option, will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. The payments guaranteed for a specified number of years option is based only on the duration of payments and the Annuity Value.

                               The annuity benefit payments under the
                               Certificate will be equal to or greater than the annuity benefit payments under a single premium immediate variable annuity issued by the Company where the initial payment is equal to the greater of:

                                         (a)   the Surrender Value of the
                                               Certificate; or

                                         (b)   95% of the Accumulated Value of
                                               the Certificate.

                               In addition, the fixed annuity benefit payments will be equal to or greater than the annuity benefit payments produced when the Accumulated Value is applied to the guaranteed rates.

Annuity Unit Values            A Sub-Account Annuity Unit Value on
                               any Valuation Date is equal to its value on the preceding Valuation Date multiplied by the product of:

                                   (a) a discount factor equivalent to the
                                       Assumed Investment Return, calculated on a daily basis; and

                                   (b) the Net Investment Factor of the
                                       Sub-Account funding the annuity benefit
                                       payments for the applicable Valuation
                                       Period.

                               The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                               Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and

Form A3036.NY-01GRC                   24                                 NYACS1

                               Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                               Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity              For each Sub-Account the number of Annuity Units
Units                          determining the benefit payable is equal to the
                               amount of that portion of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity             Annuity Benefit Payments are paid to the Owner.
Benefit Payments               By Request in writing, the Owner may direct that
                               payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                   (a) If the deceased Owner was the sole
                                       Owner, then the remaining annuity
                                       benefit payments will be payable to
                                       the Beneficiary in accordance with the
                                       terms of the Annuity Option selected.
                                       Upon the death of a sole Owner, the
                                       Beneficiary becomes the Owner of the
                                       Certificate.

                                   (b) If the Certificate has joint Owners,
                                       then the remaining annuity benefit
                                       payments will be payable to the
                                       surviving joint Owner in accordance
                                       with the terms of the Annuity Option
                                       selected. Upon the death of the
                                       surviving joint Owner, the Beneficiary
                                       becomes the Owner of the Certificate.

                               TRANSFER

                               After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-Accounts by Request to the Principal Office.

                               Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                               There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                               The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

                               By Request, the Owner may elect automatic rebalancing (Automatic Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will

Form A3036.NY-01GRC                   25                                 NYACS1
                               review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement upon advance written notice to the Owner).

                               WITHDRAWAL

                               Present Value Withdrawals may be made in accordance with this provision after the Annuity Date and prior to the death of the Annuitant. Withdrawals are available if one of the following Annuity Options is selected:

                                   (a) Payments Guaranteed for a Specified
                                       Number of Years Annuity

                                   (b) Life with Payments for a Guaranteed for
                                       a Specified Number of Years Annuity or

                                   (c) Life with Cash Back Annuity

                               Over the life of the Certificate, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the Certificate cannot exceed the Present Value Withdrawal Amount (see Specifications page).

F For Life with Payments Guaranteed for a Specified Number of Years and Life with Cash Back Annuity Options, only one Request for a withdrawal may be made each calendar year.

                               For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                           Amount of the withdrawal
                                      ------------------------------------
                                      Present Value of all remaining fixed
                                       guaranteed annuity benefit payments
                                      immediately prior to the withdrawal.

                               For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                              Amount of the withdrawal
                                       ---------------------------------------
                                       Present Value of all remaining variable
                                         guaranteed annuity benefit payments
                                         immediately prior to the withdrawal.

Form A3036.NY-01GRC                   26                                 NYACS1

                               If an Annuitant is still living after there are no remaining guaranteed payments under a Life with Payments Guaranteed for a Specified Number of Years or Life with Cash Back Annuity Option:

                                   (a)    for variable Annuity Options, the
                                          number of Annuity Units will increase
                                          to the number of Annuity Units payable
                                          prior to any withdrawals, adjusted for
                                          transfers.

                                   (b)    for fixed Annuity Options, the dollar
                                          amount of the annuity benefit payments
                                          will increase to the amount payable
                                          prior to any withdrawals, adjusted for
                                          transfers.

                               Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts applied under a variable Annuity Option for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                               Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

                               PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                               For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments.

                               DEATH OF THE ANNUITANT

                               Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

Form A3036.NY-01GRC                   27                                 NYACS1

                               ANNUITY BENEFIT PAYMENT OPTIONS

                               PAYMENTS GUARANTEED FOR A SPECIFIED
                               NUMBER OF YEARS:

                               Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 5 to 30, or any other period currently made available by the Company.

                               LIFE ANNUITY:

                                   (a)   Single Life - Periodic annuity benefit
                                         payments during the Annuitant's life.
                                         The annuity benefit payments do not
                                         continue after the death of the
                                         Annuitant.

                                   (b)   Joint and Survivor - Periodic annuity
                                         benefit payments during the joint
                                         lifetime of the Joint Annuitants. For
                                         variable options, after the first
                                         death, the number of units in each
                                         payment during the lifetime of the
                                         survivor is equal to the total number
                                         of units multiplied by the Survivor
                                         Annuity Benefit Percentage. For fixed
                                         options, after the first death, the
                                         dollar amount of each payment during
                                         the lifetime of the survivor is equal
                                         to the dollar value of each payment
                                         paid prior to such death multiplied by
                                         the Survivor Annuity Benefit
                                         Percentage.

                               ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                               If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                               PAYMENTS GUARANTEED FOR A SPECIFIED
                               NUMBER OF YEARS

                               Periodic guaranteed payments for a period of 5 to 30 years, or any other period currently made available by the Company.

                               CASH BACK:

                               Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                               ANNUITY OPTION RATE TABLES

                               The first variable annuity benefit payment will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of Certificates. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

Form A3036.NY-01GRC                   28                                 NYACS1

                             ANNUITY OPTION TABLES

                       MONTHLY ANNUITY BENEFIT PAYMENT
                  FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    Age        Payments Guaranteed
    Nearest    For 10 Years                 Annuity                     With Cash Back
    Payment
               Male     Female      Unisex  Male      Female    Unisex     Male     Female    Unisex
    50         4.05     3.81        3.91     4.08      3.83      3.93      3.90      3.72      3.79

    51         4.11     3.87        3.97     4.15      3.89      3.99      3.96      3.77      3.85
    52         4.18     3.93        4.03     4.22      3.95      4.06      4.01      3.82      3.90
    53         4.25     3.99        4.10     4.30      4.01      4.13      4.07      3.88      3.96
    54         4.33     4.06        4.17     4.38      4.08      4.20      4.14      3.94      4.02
    55         4.41     4.13        4.24     4.46      4.15      4.28      4.20      3.99      4.07

    56         4.49     4.20        4.32     4.55      4.23      4.36      4.27      4.06      4.14
    57         4.58     4.28        4.40     4.65      4.31      4.45      4.34      4.12      4.21
    58         4.68     4.36        4.49     4.75      4.40      4.54      4.42      4.19      4.28
    59         4.78     4.45        4.58     4.86      4.49      4.64      4.50      4.26      4.36
    60         4.88     4.54        4.67     4.98      4.59      4.74      4.58      4.34      4.44

    61         4.99     4.63        4.77     5.10      4.69      4.85      4.67      4.42      4.52
    62         5.10     4.73        4.88     5.23      4.80      4.97      4.76      4.50      4.60
    63         5.23     4.84        4.99     5.37      4.92      5.10      4.85      4.59      4.69
    64         5.35     4.95        5.11     5.52      5.04      5.24      4.95      4.68      4.79
    65         5.48     5.07        5.24     5.69      5.18      5.38      5.06      4.78      4.89

    66         5.62     5.20        5.37     5.86      5.32      5.54      5.17      4.89      5.00
    67         5.77     5.33        5.51     6.04      5.47      5.70      5.28      4.99      5.11
    68         5.92     5.47        5.65     6.24      5.64      5.88      5.40      5.11      5.23
    69         6.07     5.62        5.80     6.45      5.82      6.07      5.52      5.23      5.35
    70         6.23     5.78        5.96     6.67      6.01      6.27      5.66      5.36      5.48

    71         6.39     5.94        6.12     6.90      6.21      6.49      5.79      5.49      5.61
    72         6.56     6.11        6.29     7.16      6.44      6.72      5.94      5.63      5.75
    73         6.73     6.29        6.47     7.43      6.68      6.98      6.09      5.78      5.90
    74         6.90     6.48        6.65     7.71      6.94      7.25      6.24      5.94      6.06
    75         7.08     6.67        6.83     8.02      7.22      7.54      6.41      6.11      6.23

             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table

Form A3036.NY-01GRC                   29                                 NYACS1

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                         Joint and Survivor Life Annuity
                                    Older Age

           50         55        60        65        70        75        80
Y  50     3.53       3.61      3.68      3.73      3.76      3.79      3.80

O  55                3.77      3.88      3.97      4.04      4.08      4.11

U  60                          4.10      4.25      4.36      4.45      4.50

N  65                                    4.55      4.74      4.90      5.01

G  70                                              5.16      5.43      5.64

E  75                                                        6.02      6.41

R  80                                                                  7.25

A

G

E

                   Joint and Two-Thirds Survivor Life Annuity
                                   Older Age

           50         55        60        65        70        75        80

Y  50     3.80       3.93      4.09      4.25      4.43      4.61      4.80

O  55                4.11      4.29      4.49      4.70      4.91      5.13

N  60                          4.53      4.77      5.02      5.29      5.55

G  65                                    5.09      5.42      5.75      6.07

E  70                                               5.88      6.31      6.75

R  80                                                         6.99      7.59

                                                                        8.58

             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table


Form A3036.NY-01GRC                   30                                 NYACS1

                        MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

        Number of                   Payments Guaranteed for a Specified
          Years                               Number of Years

            5                                       17.91

           10                                        9.61

           15                                        6.87

           20                                        5.51

           25                                        4.71

           30                                        4.18


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table




Form A3036.NY-01GRC                   31                                 NYACS1

                               GENERAL PROVISIONS

Entire Certificate            The entire Certificate consists of this
                              Certificate, any application attached at issue, riders and any endorsements. All statements made by the Owner shall be deemed representations and not warranties and no such statements shall be used in any contest unless it is contained in a written signed application nor, if such statement was made by an Owner, unless a copy of the application containing such statements is attached to the Certificate when issued. Nothing in the Group Annuity Contract under which this Certificate is issued shall invalidate or impair the rights granted to the Owner by law and by this Certificate. This
                              Certificate is delivered in and governed by the laws of New York.

Misstatement of Age           If the age or sex of an individual is misstated,
or Sex                        the Company will adjust all benefits payable to
                              that which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Any overpayments or underpayments will be charged or credited with interest as applicable at a rate of 6%.

Failure to Notify             After the Annuity Date and once notified of the
Company of                    Annuitant's death, the Company reserves the right
Annuitant Death               to recover any overpaid annuity benefit payments.

Modifications                 Only the President or Vice President of the
                              Company, with prior approval of the
                              Superintendent of Insurance, may modify or waive any provisions of this Certificate. Agents or Brokers are not authorized to do so.
                              Modifications will be effected by written endorsement signed by the appropriate officer.

Incontestability              The Company cannot challenge the validity of this
                              Certificate after it has been in force for more than two years from the date of issue.

Change of Annuity Date        The Owner may change the Annuity
                              Date by Request at any time after the issue date.
                              The Request must be received by the Principal
                              Office at least one month before the new Annuity
                              Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity Date shown on the Specifications page, or age 90 if later.

Minimums All values and benefits available under this Certificate equal or exceed those required by the State in which the Certificate is delivered.

Annual Report                 The Company will furnish an annual report
                              to the Owner containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period Accounts, the amount of the death benefit, the Surrender Value and any other information required by applicable law, rules and regulations.

Addition, Deletion, or        The Company reserves the right, subject to
Substitution of               compliance with applicable law, and prior
Investments                   approval of the Superintendent of Insurance, to
                              add to, delete from, or substitute for the shares of a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-

Form A3036.NY-01GRC                   32                                 NYACS1

                              Accounts. The Company will not substitute shares attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of Certificates, or from permitting a conversion between series or classes of Certificates on the basis or requests made by Owners.

                              In addition, the Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of Certificates as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other Certificates as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interest of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State of New York.

Changes in Law                The Company reserves the right, with prior
                              approval of the Superintendent of Insurance and the contract Owner, to make any changes to provisions of the Certificate to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulations.

Change of Name                Subject to compliance with applicable
                              law, and with prior approval of the
                              Superintendent of Insurance and the contract
                              Owner, the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                   The Variable Account is not currently subject to
Considerations                tax, but the Company reserves the right to assess
                              a charge for taxes if the Variable Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.

Splitting of Units            The Company reserves the right to split
                              the value of a unit, either to increase or to decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this Certificate or upon the Owner, the Annuitant, any Beneficiary, or the Company.

                              Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub-Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one Fund share.

Form A3036.NY-01GRC                   33                                 NYACS1

Insulation of Separate        The investment performance of Separate Account
Account                       assets is determined separately from the other
                              assets of the Company.  The assets of a Separate
                              Account equal to the reserves and liabilities from any other business that the Company may conduct.

Voting Rights                 The Company will notify Owners with voting
                              interest of any shareholders meeting at which Fund shares held by each sub-account will be voted and will provide proxy materials, together with a form to be used to give voting instructions to the Company. The Company will vote Fund shares for which no timely instructions have been received in the same proportion as shares of that Fund for which instructions have been received.
















Form A3036.NY-01GRC                   34                                 NYACS1

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating



Form A3036.NY-01GRC                   35                                 NYACS1